Exhibit 10.1

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between Nestbuilder.com Corp., a Nevada corporation (the “Employer”) and Alex Aliksanyan, an individual (the “Employee”) (the Employer and the Employee are collectively referred to as the “Parties”) as of April 20, 2019 (the “Execution Date”).

1. The Parties hereby terminate that certain Employment Agreement between the Parties dated August 17, 2018, as amended.

2. In exchange for a lump sum payment equal to One Thousand Five Hundred Dollars ($1,500), representing one month of Employee’s base salary, less all relevant taxes and other withholdings, Employee and the Employee’s heirs, executors, representatives, administrators, agents, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer, including the Employer’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, and shareholders, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Employer by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee’s execution of this Agreement, excluding Employee’s right to unpaid compensation from August 1, 2019 through the date of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

“Employer”

Nestbuilder.com Corp.,
a Nevada corporation

/s/ William McLeod
	By:	William McLeod
	Its:	President

“Employee”

/s/ Alex Aliksanyan
Alex Aliksanyan, an individual